CONSULTING AGRERMENT- PP- III

This Consulting Agreement is by and between Indigo-Energy, Inc., (IEI) a Nevada Corporation located at 701 N. Greene Valley Pkwy, Suite 200, Henderson, NV 89074, and Paul Pichardo (PP) an individual, who resides at HC 67, Box 49B, Hundred, WV 26575, collectively referred to as “The Parties.”

WHEREAS, IEI is a developer of energy related properties, and

WHEREAS, PP is a specialist in completion and maintenance of gas wells in the Appalachian Basin, and

NOW, THEREFORE, in consideration of the mutual covenants provided herein, the Parties agree as follows:

Services.

PP will perform ongoing duties under the direction of IEI’s President under the following parameters:

1.
Provide consulting services and support for the Indigo property regarding progress made with the various contractors on the Indigo property, and will report back once per week as give an update as to progress made.

2.	Provide consulting services in support of the completion of the Indigo Wells #1, #2, and #3.

Compensation. IEI shall compensate PP for their services as follows:

1-	One thousand dollars ($1,000) to be paid on or about July 15, 2007

2-	One Thousand dollars ($1,000) to be paid on or about August 15, 2007

Independent Contractor and No Agency Relationship. PP shall be paid as an independent contractor with no employee relationship or agency and principal relationship and shall thereby be responsible for all its own taxes, insurance, licenses, fee and expenses related to its business and this Agreement.

Termination. Given the short term of this engagement, there is no option to terminate on either Parties part.

Governing Law. This Agreement is being executed under and will be governed by the laws of the State of Nevada.

Term. The term of this Agreement is two-months commencing July 15, 2007.

IN WITNESS THEREOF, the Parties have executed this Agreement effective as of the date signed below.

For Indigo-Energy, Inc.

/s/ David Larson	7/25/07
David Larson, President	Date

Paul Pichardo,

/s/ Paul Pichardo	###-##-####	7/25/07
An individual	SSAN	Date